UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 14, 2011

APPLIED NATURAL GAS FUELS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-29735	88-0350286
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

31111 Agoura Road, Suite 208
Westlake Village, CA 91361
(Address of principal executive offices) (Zip Code)

818-450-3650
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On March 14, 2011, Applied Natural Gas Fuels, Inc. and its subsidiaries (collectively, the “Company,” “we” or “us”) entered into Amendment No. 1  (the “Amendment”) to that certain Credit Agreement (the “Credit Agreement”), dated March 24, 2010, by and among the Company, Fourth Third, LLC, as lender and agent (“Medley”), Castlerigg PNG Investments, LLC, as lender (“Castlerigg”), and Medley Capital Corporation, as lender (“Medley Capital”).

Pursuant to the Amendment, Medley Capital made an additional $5 million loan to us (the “MC Loan”), which accrues and requires quarterly payments of interest at 13% per annum, and is payable in full in March 2014. The proceeds of the MC Loan will be used primarily to finance the purchase of additional equipment, and for other corporate purposes. The MC Loan is in addition to the loans provided under the Credit Agreement in the principal amount of $15,550,000 million, consisting of a $9.8 million four year senior secured term loan from Medley, a $5.5 million four year senior secured term loan from Castlerigg, and a $250,000 ten month senior secured loan from Castlerigg. The original borrowings under the Credit Agreement accrue interest at 10% per annum and, commencing on the first anniversary of the effective date of the Credit Agreement, is payable on a quarterly basis.

The MC Loan is secured by a security interest in the collateral securing the Credit Agreement as well as the new equipment to be acquired by us with the proceeds of the MC Loan. As additional collateral, we are required to set aside $500,000 of the proceeds of the MC Loan (the “Capital Reserve”), which the agent shall use to pay any unpaid obligations in the event we default under the Credit Agreement. We may receive a return of 50% of the Capital Reserve if our EBITDA for our 2011 fiscal year is at least $5,000,000. After September 11, 2012, we may receive a return of the remaining 50% of the Capital Reserve if our EBITDA, measured on a fiscal quarter basis, for any quarter ending after our 2011 fiscal year is at least $1,500,000. We have agreed that the returned Capital Reserve funds will be used solely to purchase machinery and equipment for use in our business with any remainder being used for proper corporate purposes.

The covenants contained in the Credit Agreement remain unchanged, except for modifications made to certain of the financial covenants, which are more fully set forth in the Amendment attached to this report as Exhibit 10.1. In the event of a default under the Credit Agreement, as amended, all payments shall apply (after application to fees and costs in the manner originally set forth in the Credit Agreement) first to the MC Loan until it is paid in full, then to the other loans in the manner originally set forth in the Credit Agreement.

The description of the Amendment is qualified in its entirety by reference to the full text of such Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference herein. A description of the Credit Agreement is set forth in the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 30, 2010.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 regarding the Amendment is incorporated by reference into this Item 2.03.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1	Amendment No. 1 to Credit Agreement, by and among the Company, Medley, Castlerigg and Medley Capital

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Natural Gas Fuels, Inc.

Date: March 18, 2011	By:	/s/ Cem Hacioglu
Cem Hacioglu
Chief Executive Officer